Exhibit 10.32

THIRD AMENDMENT TO LOAN AGREEMENT AND WAIVER

This THIRD AMENDMENT TO LOAN AGREEMENT AND WAIVER (this “Agreement”) is made and entered into as of June 7, 2022 by and among GRAHAM CORPORATION, a Delaware corporation (the “Borrower”), GHM Acquisition Corp., a Delaware corporation (“GHM”), Graham Acquisition I, LLC, a Delaware limited liability company (“Acquisition”), BARBER-NICHOLS, LLC, a Colorado limited liability company (“BNI” and, collectively with GHM and Acquisition, the “Guarantors” and each a “Guarantor”; the Guarantors, together with the Borrower, the “Obligors” and each an “Obligor”), and BANK OF AMERICA, N.A. (the “Bank”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

RECITALS

SEQ level4\r1\*Alphabetic \* MERGEFORMAT A. The Bank has extended credit to the Borrower pursuant to that certain Loan Agreement, dated as of June 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Bank and the Borrower.

SEQ level4\*Alphabetic \* MERGEFORMAT B. Each Guarantor has unconditionally guaranteed any and all of the Borrower’s obligations to the Bank pursuant to that certain Continuing and Unconditional Guaranty, dated as of June 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), executed by each Guarantor in favor of the Bank.

SEQ level4\*Alphabetic \* MERGEFORMAT C. Certain defaults and events of default under the Loan Agreement have occurred and are continuing under Section 10.11 of the Loan Agreement as a result of the Borrower’s failure to comply with Section 8.25 of the Loan Agreement (Maximum Net Loss) with respect to the twelve-month period ended March 31, 2022 (collectively, the “Acknowledged Event of Default”).

SEQ level4\*Alphabetic \* MERGEFORMAT D. The Obligors have requested that the Bank agree to waive the Acknowledged Event of Default and make certain amendments to the Loan Agreement.

SEQ level4\*Alphabetic \* MERGEFORMAT E. The Bank has agreed to do so, subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SEQ LEVEL5\R1\*ARABIC \* MERGEFORMAT 1. Estoppel, Acknowledgement and Reaffirmation. Each Obligor hereby acknowledges and agrees that, as of June 7, 2022: (a) the outstanding principal balance of the Line of Credit was not less than $0.00; (b) the aggregate face amount of the issued and outstanding Letters of Credit was not less than $4,000,952.20; (c) the outstanding principal balance of the Facility No. 2 Commitment was not less than $17,999,999.96, which amounts constitutes a valid and subsisting obligation of each Obligor to the Bank that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Obligor acknowledges its obligations under the Loan Documents to which it is party, reaffirms that each of the liens and security interests created and granted in

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or pursuant to such Loan Documents is valid and subsisting and agrees that this Agreement shall in no manner impair or otherwise adversely affect such obligations, liens or security interests.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 2. Waiver of Acknowledged Event of Default. The Bank hereby waives the Acknowledged Event of Default; provided that the foregoing waiver shall not be deemed to modify or affect any obligation of the Obligors to comply with each and every obligation, covenant, duty and agreement under the Loan Documents and all other instruments, documents and agreements issued, executed or delivered in connection with the Loan Documents. This waiver is a one-time waiver and shall not be construed to be a waiver of, or in any way obligate the Bank to waive, any other default or event of default under the Loan Agreement or any other Loan Document that has occurred or that may occur from and after the date hereof.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 3. Additional Reporting. In addition to, and not in lieu of, the reporting provided for under the Loan Documents, promptly upon the Bank’s request, each Obligor shall, and shall cause each Related Party to, deliver to the Bank such reporting items and other information as the Bank has requested and may request from time to time.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 4. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

( SEQ level2\r1\*alphabetic \* MERGEFORMAT a) The following defined terms are hereby added to Section 1 of the Loan Agreement in the appropriate alphabetical order:

“Foreign L/C Certification Date” means the date on which the Bank has received a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Borrower, stating that the aggregate face amount of Letters of Credit issued under the Loan Agreement is at least $11,500,000 and providing information reasonably satisfactory to the Bank regarding the beneficiaries and purposes of such Letters of Credit.

“Newport News Equipment Lien” means that certain lien granted by Barber-Nichols, LLC (“BNI”) in favor of Huntington Ingalls Incorporated, through its Newport News Shipbuilding division, encumbering that certain Mazak F-113J Lathe-Mill purchased by BNI in accordance with that certain Purchase Order #450714956.

(b) Section 2.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) The Borrower agrees not to permit the principal balance outstanding under the Line of Credit to exceed the Facility No. 1 Commitment. Until the occurrence of the Compliance Date, the Borrower agrees not to permit the principal balance outstanding under the Line of Credit to exceed $15,000,000. Upon the occurrence of the Foreign L/C Certification Date, the Borrower may permit the principal balance outstanding under the Line of Credit to increase to (but not exceed, until the occurrence of the Compliance Date) $17,000,000. If the Borrower exceeds the limitations set forth in this Section 2.1(c), the Borrower will immediately pay the excess to the Bank.

(c) Section 2.5(a) of the Loan Agreement is hereby amended by replacing the reference to “Ten Million and 00/100 Dollars ($10,000,000)” with “Fifteen Million and 00/100 Dollars ($15,000,000)”.

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(d) The first paragraph of Section 8.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

To maintain on a consolidated basis a ratio of Funded Debt to EBITDA not exceeding (i) 4.0:1.0 for the twelve-month period ending December 31, 2022 and (ii) 3.0:1.0 for each twelve-month period ending at the end of each fiscal quarter thereafter, which ratio may be increased to 3.25:1.0 upon the election of Borrower by written notice to the Bank prior to or within 30 days following a Permitted Acquisition for the twelve (12) months immediately following the closing of such Permitted Acquisition by Borrower. The Borrower shall not be required to comply with the financial covenant set forth in this Section 8.3 for the reporting periods ending March 31, 2022, June 30, 2022 and September 30, 2022.

(e) The definitions of “EBITDA” in Section 8.3 and Section 8.4 of the Loan Agreement are each hereby amended and restated in their entirety to read as follows:

“EBITDA” means net income, less income or plus loss from discontinued operations (including (i) non-cash stock and stock option compensation expenses, (ii) non-recurring costs and expenses incurred in connection with the integration of Barber-Nichols, LLC not to exceed $450,000 during any twelve-month period, (iii) non-recurring costs and expenses in the form of retention bonuses awarded prior to May 1, 2022, not to exceed $770,000 during any twelve month period, (iv) non-recurring costs and expenses incurred prior to May 1, 2022 in connection with the transition of the Chief Executive Officer and Chief Financial Officer positions not to exceed $1,200,000 during any twelve month period and (v) other unusual and infrequent items, agreed to at the sole discretion of the Bank), plus income taxes, plus interest expenses, plus depreciation, depletion and amortization, plus out-of-pocket fees and expenses paid by the Borrower to its counsel and accountants in connection with the agreement contemplated hereby not to exceed $100,000 during any twelve month period, plus fees paid to the Bank in connection with amendments and waivers between the Borrower and the Bank, plus amounts paid to the Bank in respect of reimbursement of the Bank for the reasonable and documented out-of-pocket fees and expenses of the Bank’s counsel, the Bank’s financial advisor, the Valuation Firm and the Exam Firm, plus non-cash charges, expenses, write-downs and losses, less all non-cash income and gains.

(f) Section 8.6 of the Loan Agreement is hereby amended by adding the following sentence to the end of such section:

Each of (i) Graham India Private Ltd., an Indian corporation (“Graham India”), and (ii) Graham Vacuum and Heat Transfer Technology (Suzhou) Co., Ltd., a Chinese corporation (“Graham China”), are excluded from the requirements of this Section 8.6; provided that (x) the aggregate balance of cash held by Graham India in deposit accounts that are not maintained with the Bank shall not exceed $1,000,000 at any time and (y) the aggregate balance of cash held by Graham China in deposit accounts that are not maintained with the Bank shall not exceed $1,000,000 at any time.

(g) The definition of “Margined Assets” in Section 8.24 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“Margined Assets” means the sum of (a) 80% of accounts receivable, net of bad debt reserve, as shown on the most recent balance sheet of the Borrower prepared in accordance with GAAP as delivered to Bank plus (b) the lesser of (i) 50% of inventory or (ii) 50% of raw materials and finished goods, as shown on such balance sheet, but in no event greater than the amount determined under clause (a) plus (c) 50% of net machinery and equipment; provided that all machinery and equipment that is encumbered by the Newport News Equipment Lien shall be excluded from the calculation of “Margined Assets” until such time as the Newport News Equipment Lien has been terminated, as confirmed in writing to the reasonable satisfaction of the Bank.

(h) Section 8.26 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

8.26 Minimum EBITDA.

To maintain EBITDA (as defined in Section 8.3 of this Agreement) of not less than (x) negative $700,000 for the twelve-month period ending June 30, 2022 and (y) $1,800,000 for the twelve-month period ending September 30, 2022.

(i) Schedule 8.8(f) of the Loan Agreement is hereby amended by adding the words “the Newport News Equipment Lien to the end of such schedule.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 5. Dividends. Notwithstanding the waiver of the Acknowledged Events of Default set forth herein, the Obligors agree that no Obligor shall declare or pay any dividends (except dividends paid in capital stock and except for dividends from an Obligor to the Borrower), redemptions of stock or membership interests, distributions and withdrawals (as applicable) to its owners until the occurrence of the Compliance Date.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 6. Payment of Fees and Expenses. Without in any way limiting the obligations of the Obligors under the Loan Documents, upon demand therefor, the Obligors shall promptly pay all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Bank (including, without limitation, the reasonable and documented fees and out-of-pocket costs and expenses of the Bank’s counsel and financial advisor) in connection with this Agreement, the Loan Agreement and the other Loan Documents and the various transactions contemplated hereby and thereby.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 7. Effectiveness; Conditions Precedent. This Agreement shall become effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Bank:

( SEQ level2\r1\*alphabetic \* MERGEFORMAT a) the Bank shall have received counterparts of this Agreement duly executed by each Obligor and the Bank;

( SEQ level2\*alphabetic \* MERGEFORMAT b) the Bank shall have received payment of all fees due and payable in connection with the effectiveness of this Agreement;

(c) the Bank shall have received reimbursement from the Obligors for all fees and expenses of the Bank incurred in connection with this Agreement and the other Loan Documents through the Effective Date, including without limitation the reasonable fees and expenses of the Bank’s counsel and financial advisor; and

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(d) the Bank shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of authorized officers of each Obligor as the Bank may require evidencing the identity, authority and capacity of each authorized officer thereof authorized to act as an authorized officer in connection with this Agreement and the other Loan Documents.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 8. Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate event of default under the Loan Agreement, and this Agreement shall constitute a Loan Document.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 9. Representations and Warranties. Each Obligor represents and warrants to the Bank as follows:

( SEQ level2\r1\*alphabetic \* MERGEFORMAT a) After giving effect to this Agreement, no default or event of default exists under the Loan Agreement or the other Loan Documents.

( SEQ level2\*alphabetic \* MERGEFORMAT b) After giving effect to this Agreement, the representations and warranties of the Obligors contained in the Loan Documents are true, accurate and complete on and as of the Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

( SEQ level2\*alphabetic \* MERGEFORMAT c) Each Obligor has the full power and authority to enter, execute and deliver this Agreement and perform its obligations hereunder, under the Loan Agreement, and under each of the other Loan Documents. The execution, delivery and performance by each Obligor of this Agreement, and the performance by each Obligor of the Loan Agreement and each other Loan Document to which it is a party, in each case, are within such Person’s powers and have been authorized by all necessary corporate, limited liability or partnership action of such Person.

( SEQ level2\*alphabetic \* MERGEFORMAT d) This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to ( SEQ level3\r1\*roman \* MERGEFORMAT i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and ( SEQ level3\*roman \* MERGEFORMAT ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

( SEQ level2\*alphabetic \* MERGEFORMAT e) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

( SEQ level2\*alphabetic \* MERGEFORMAT f) The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization

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documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its subsidiaries.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 10. No Actions, Claims. As of the date hereof, each Obligor hereby represents, acknowledges and confirms that such Person has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against any member of the Bank Group (as defined below) arising from any action by any member of the Bank Group, or the failure of any member of the Bank Group to act, in any way in connection with this Agreement, the Loan Agreement or the other Loan Documents on or prior to the date hereof.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 11. Release. In consideration of the Bank’s agreements set forth herein, each Obligor hereby releases and forever discharges the Bank and each of the Bank’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (hereinafter, all of the above collectively referred to as the “Bank Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Obligor may have or claim to have against any member of the Bank Group.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 12. Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate event of default under the Loan Agreement, and this Agreement shall constitute a Loan Document.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 13. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person (other than any member of the Bank Group who is not a party to this Agreement with respect to the provisions of Sections 10 and 11 hereof, which Persons are intended to be third party beneficiaries of this Agreement) shall have or be entitled to assert rights or benefits under this Agreement.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 14. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 15. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile, .pdf or other electronic means shall be effective as an original.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 16. Governing Law; Venue and Jurisdiction; Waiver of Jury Trial; Waiver of Class Actions. The governing law, venue and jurisdiction, waiver of jury

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trial and waiver of class actions provisions found in Sections 11.2, 11.3, 11.5 and 11.6 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 17. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

SEQ LEVEL5\*ARABIC \* MERGEFORMAT 18. Miscellaneous.

( SEQ level2\r1\*alphabetic \* MERGEFORMAT a) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

( SEQ level2\*alphabetic \* MERGEFORMAT b) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

( SEQ level2\*alphabetic \* MERGEFORMAT c) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan Agreement and Waiver to be duly executed as of the date first above written.

BORROWER: GRAHAM CORPORATION,

a Delaware corporation

By: /s/ Christopher Thome

Name: Christopher Thome

Title: Vice President and CFO

GUARANTORS: GHM ACQUISITION CORP.,

a Delaware corporation

By: /s/ Daniel Thoren

Name: Daniel Thoren

Title: President and CEO

GRAHAM ACQUISITION I, LLC,

a Delaware limited liability company

By: /s/ Daniel Thoren

Name: Daniel Thoren

Title: President

BARBER-NICHOLS, LLC,

a Colorado limited liability company

By: /s/ Daniel Thoren

Name: Daniel Thoren

Title: President

Graham India Private Ltd.,

an Indian corporation

By: /s/ Daniel Thoren

Name: Daniel Thoren

Title: Director

Graham Vacuum and Heat Transfer Technology (Suzhou) Co., Ltd.,

a Chinese corporation

By: /s/ Daniel Thoren

Name: Daniel Thoren

Title: Director

GRAHAM CORPORATION

THIRD AMENDMENT TO LOAN AGREEMENT AND WAIVER

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BANK: BANK OF AMERICA, N.A.

By: /s/Andrew J. Maidman

Name: Andrew J. Maidman

Title: Senior Vice President

GRAHAM CORPORATION

THIRD AMENDMENT TO LOAN AGREEMENT AND WAIVER

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